UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2019 (October 8, 2019)

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

35 Wilbur Street	11563
Lynbrook, NY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) .
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BSTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer

            On October 10, 2019, the Company announced that its Board of Directors (the “Board”) appointed J. Kevin Buchi as Chief Executive Officer of the Company, effective as of October 8, 2019 (the “Effective Date”). Mr. Buchi also was appointed as a member of the Board as of the Effective Date.

            Mr. Buchi, 64, served as interim president and chief executive officer of Impax Laboratories, LLC (“Impax”) from December 2016 until March 2017 and as a member of the Impax board from November 2016 until the completion of the combination of Impax and Amneal Pharmaceuticals, Inc. ("Amneal") in 2018. Mr. Buchi also served as president and chief executive officer of TetraLogic Pharmaceuticals Corporation (“TetraLogic”) from August 2013 to December 2016. Before TetraLogic, he served as corporate vice president of Global Branded Products at Teva Pharmaceutical Industries Limited (“Teva”) from 2011 to May 2012. Prior to that, Mr. Buchi was chief executive officer of Cephalon, Inc., which was acquired by Teva in October 2011. Mr. Buchi also serves as a member of the board of directors of Dicerna Pharmaceuticals, Inc., where he was appointed chairman in January 2019, Amneal, and Benitec Biopharma Ltd. Mr. Buchi previously served on the board of EPIRUS Biopharmaceuticals, Inc. from June 2013 to July 2016, Alexza Pharmaceuticals, Inc. from January 2013 to June 2016, Forward Pharma A/S from December 2012 to May 2016, and Stemline Therapeutics, Inc. from March 2012 to May 2016. Mr. Buchi received his B.A. degree in Chemistry from Cornell University and a Masters of Management degree from the J.L. Kellogg Graduate School of Management, Northwestern University.

            In connection with his appointment as Chief Executive Officer, on the Effective Date, the Company entered into an employment agreement with Mr. Buchi (the “Employment Agreement”) setting forth the terms of his employment and compensation. Pursuant to the Employment Agreement, Mr. Buchi’s base salary will be $600,000, and he will be eligible for an annual incentive cash bonus with a target amount of 60% of his annual rate of base salary (for 2019, 15% of his annual rate of base salary), subject to Mr. Buchi’s continued employment through the last day of the year to which such annual incentive cash bonus relates.

            Pursuant to the Employment Agreement, as soon as practicable following the Effective Date, Mr. Buchi will receive a one-time stock option grant with respect to 85,000 shares of common stock of the Company (the “Option”) under the Company’s 2019 Omnibus Incentive Compensation Plan (the “Equity Plan”). The Option will have an exercise price equal to the fair market value per share on the date of grant and will vest in equal annual installments over the four-year period following the date of grant, subject to the terms and conditions established by the Board and of the Equity Plan. Mr. Buchi also will receive an annual grant of performance stock units pursuant to the Equity Plan (the “PSUs”) no later than each of February 1, 2020, February 1, 2021, and February 1, 2022 (each, an “Annual PSU Grant”), subject to the terms and conditions established by the Board and of the Equity Plan. The first and second Annual PSU Grant will consist of 28,333 PSUs (at target) and the third Annual PSU Grant will consist of 28,334 PSUs (at target). Each Annual PSU Grant will be subject to the achievement of specified performance conditions measured over a one-year performance period, with the number of PSUs that are earned based on the achievement of the applicable performance conditions (the “Achieved PSUs”). One-half of the Achieved PSUs will vest on December 31st of the fiscal year of performance, and the remaining one-half of the Achieved PSUs will vest on December 31st of the fiscal year immediately following the fiscal year of performance, subject to Mr. Buchi’s continued employment through the applicable vesting date. Mr. Buchi also will be eligible to participate in the benefit plans and arrangements generally available to the Company’s employees, including, without limitation, participation in the Company’s health, welfare, and retirement plans, and he will be eligible for reimbursement of commuting expenses.

            If Mr. Buchi’s employment is terminated by the Company without “Cause” or by Mr. Buchi for “Good Reason” (each as defined in the Employment Agreement), Mr. Buchi will be entitled to receive: (a) continued payments of base salary for one year following the termination date; (b) reimbursement of COBRA premiums for a 12-month period; (c) accelerated vesting of any portion of the Option that remains unvested as of the date of termination; (d) a pro-rated portion of any unvested Achieved PSUs; (e) any accrued, but unpaid base salary and benefits (the “Accrued Obligations”); (f) any annual bonus earned, but unpaid (the “Accrued Annual Bonus”); and (g) any vested, but unpaid Achieved PSUs (“Accrued PSUs”), with the amounts set forth in clauses (a) through (d) subject to Mr. Buchi’s execution and non-revocation of a general release in favor of the Company. In the event that Mr. Buchi’s employment is terminated by the Company without “Cause” or by Mr. Buchi for “Good Reason” upon or within one year following a Change of Control (as defined in the Employment Agreement), Mr. Buchi will be entitled to receive: (a) a lump sum cash payment equal to one times his base salary as in effect on the date of Change of Control; (b) a lump sum cash payment equal to the target amount of his annual bonus for the year in which the termination occurs; (c) reimbursement of COBRA premiums for a 12-month period; (d) accelerated vesting of any portion of the Option that remains unvested as of the date of termination; (e) accelerated vesting of the Annual PSU Grant, if any, received by Mr. Buchi in the fiscal year in which his employment terminates based on target performance; (f) accelerated vesting of any unvested Achieved PSUs as of the date of termination; (g) the Accrued Obligations; (h) the Accrued Annual Bonus; and (i) the Accrued PSUs, with the amounts set forth in clauses (a) through (f) subject to Mr. Buchi’s execution and non-revocation of a general release in favor of the Company.

            The Employment Agreement also contains customary restrictive covenants relating to non-competition and non-solicitation.

Resignation of Interim Principal Executive Officer

            On the Effective Date, Dr. Ronald Law resigned as the Company’s interim principal executive officer to resume his position as the Company’s Senior Vice President of Business Development.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 10, 2019

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioSpecifics Technologies Corp.

By:	/s/ Carl A. Valenstein
Carl A. Valenstein
Corporate Secretary

Dated: October 10, 2019